Page | 1 Press Release Irvine, CA – March 21, 2024 Contact: Alan Peterson Email: investorrelations@ahcreit.com American Healthcare REIT (“AHR”) Announces Fourth Quarter 2023 and Full Year 2023 Results; Issues Full Year 2024 Guidance American Healthcare REIT, Inc. (the “Company”) (NYSE: AHR) announced today its fourth quarter and full year 2023 results. Further, the Company reported various subsequent-to-quarter-end items. Key Highlights: • Reported GAAP net loss attributable to stockholders of $(0.42) and $(1.08) per basic and diluted share for the three and 12 months ended December 31, 2023. • Reported Normalized Funds from Operations attributable to stockholders (“NFFO”) of $0.38 and $1.40 per basic and diluted share for the three and 12 months ended December 31, 2023, respectively. • Achieved 5.2% and 7.7% total portfolio Same-Store (“SS”) revenue growth for the three and 12 months ended December 31, 2023, respectively, compared to the same periods in 2022 largely driven by occupancy gains in the Company’s RIDEA-operated assets. • Achieved year-over-year total portfolio Same-Store Net Operating Income (“NOI”) growth of 8.6%, highlighted by 27.2% and 14.0% Same-Store NOI growth from our SHOP and Integrated Senior Health Campuses (“ISHC”), respectively. • Disposed of approximately $195 million of Non-Core Properties across the Company’s Outpatient Medical and SHOP segments during the 12 months ended December 31, 2023. • Subsequent to year end, completed a public offering of 64.4 million shares of our common stock priced at $12.00 per share and listed our common stock on the New York Stock Exchange (“NYSE”) under the symbol “AHR”. • Subsequent to year end, paid down approximately $721 million of outstanding debt obligations carrying a weighted average interest rate of approximately 7.53% using the net proceeds from the public offering, meaningfully improving leverage metrics and providing the Company with additional capacity and flexibility. “We are proud of our 2023 operating results and have begun 2024 with a successful common stock offering and the listing of our common stock on the NYSE. As a publicly listed company, we are committed to being responsible stewards of capital for all our stockholders. The entire team at American Healthcare REIT is working diligently to ensure optimal performance across our entire portfolio,” said Danny Prosky, American Healthcare REIT’s President and CEO. EXHIBIT 99.1

Fourth Quarter and Full-Year 2023 Results

"Our portfolio continues to recover since the onset of the pandemic, with the trajectory of revenue growth drivers all heading in the right direction. We have continued to see occupancy gains since the end of 2023. Our unique investment in Integrated Senior Health Campuses remains the most attractive part of our portfolio with operating performance metrics such as occupancy already surpassing pre-pandemic levels," said Gabe Willhite, the Company's Chief Operating Officer.

SS NOI Growth Rates: Quarter Ended December 31, 2023 Relative to Quarter Ended December 31, 2022	
Metric	**4Q 2023 Actual**
ISHC	13.9%
Outpatient Medical	2.3%
SHOP	44.9%
Triple-Net Leased	3.5%
Total Portfolio	**9.5%**

SS NOI Growth Rates: Year Ended December 31, 2023 Relative to Year Ended December 31, 2022	
Metric	**FY 2023 Actual**
ISHC	14.0%
Outpatient Medical	3.2%
SHOP	27.2%
Triple-Net Leased	2.0%
Total Portfolio	**8.6%**

Same-Store revenue for our RIDEA-operated assets grew by 6.0% and 8.9% during the three months and year ended December 31, 2023, respectively, compared to the same periods in 2022. Expense growth across our SHOP assets has moderated, partially due to recent operator transitions and normalizing compensation expenses as a result of less agency-labor usage across the portfolio. In aggregate, NOI growth remains well above historical levels across the portfolio, as margin and occupancy continue to recover from pandemic-era troughs.

Full Year 2024 Guidance

The Company has established the following guidance ranges for the year ending December 31, 2024:

	Full Year 2024 Guidance		
Metric	**FY 2023 Actual**	**FY 2024 Range**	**FY 2024 Midpoint**
NAREIT FFO per share	$0.99	$1.13 to $1.19	$1.16
Normalized FFO per share	$1.40	$1.18 to $1.24	$1.21
Total Portfolio SS NOI Growth:	8.6%	5.0% to 7.0%	6.0%

Certain of the assumptions underlying the Company's 2024 outlook can be found within the Non-GAAP reconciliations in this earnings release and in the appendix of the Company's Fourth Quarter 2023 Supplemental Financial Information ("Supplemental"). A reconciliation of Net Loss calculated in accordance with GAAP to NAREIT FFO and NFFO can be found within the Non-GAAP reconciliations in this earnings release. Non-GAAP financial measures and other terms, as used in this earnings release, are also defined and further explained in the Supplemental. Within this release, we provide certain forward-looking non-GAAP financial information, which management uses for planning and measuring performance. We are not able to reconcile forward-looking non-GAAP measures to reported measures without unreasonable efforts because it is not possible to predict with a reasonable degree of certainty the actual impact or exact timing of items that may impact comparability throughout the year.

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Page | 3 “We believe 2024 should be another year of occupancy gains within our SHOP segment that should support NOI growth and margin expansion. Looking at our ISHC segment, we expect occupancy to remain at or above pre-pandemic levels over the course of the year. In aggregate, our guidance estimates another year of mid-single-digit NOI growth across our entire diversified healthcare portfolio,” said Prosky. Transactional Activity During full year 2023, the Company completed a campus acquisition and three lease buyouts within its ISHC segment for total consideration of approximately $43.9 million, plus closing costs. We expect these acquisitions to generate a yield on cost of approximately 9.0%. During 2023, the Company sold 16 Non-Core outpatient medical facilities and six Non-Core SHOP facilities generating approximately $195 million in gross proceeds. Subsequent to quarter end, the Company continued to opportunistically dispose of Non-Core assets, and has sold an outpatient medical building in Marietta, Georgia and a SHOP facility in Menlo Park, California for approximately $11 million in aggregate gross proceeds. Additionally, as previously announced, on February 1, 2024, the Company closed on the acquisition of a senior housing portfolio in Oregon consisting of 856 beds across 12 facilities. The total consideration consisted of $94.5 million of assumed debt, plus closing costs, reflecting a price per bed of approximately $110,000. The assumed debt has a fixed interest rate of 4.54% and matures on January 1, 2028. The portfolio will be managed by Compass Senior Living through a RIDEA structure. The Company has a longstanding relationship with Compass Senior Living as a tenant in our triple-net leased segment and recognized the strength of the operator through the COVID-19 pandemic. The management agreement will be the Company’s first with Compass Senior Living expanding the Company’s high-quality operator relationships. Capital Markets and Balance Sheet Activity On December 21, 2023, the Company entered into a $200 million swap agreement relating to debt at the ISHC portfolio, swapping SOFR for a fixed rate of 4.40% on its variable-rate debt. This agreement was effective as of January 5, 2024. The Company now carries $750 million of interest rate swap agreements fixing SOFR at a weighted average interest rate of 4.16%. Subsequent to quarter end, the Company completed a public offering of 64.4 million shares of its common stock, raising gross proceeds of $772.8 million, and listed its common stock on the NYSE under the symbol “AHR”. This represented the largest REIT offering and listing event in the US since 20181. Net offering proceeds were used to pay down approximately $721 million of outstanding debt with a weighted average interest rate of 7.53%. As previously announced, as of February 16, 2024, the Company had $747 million of outstanding balances on its lines of credit and term loan, with a weighted average interest rate of 5.91% (taking into account the effect of swap instruments), and $803 million of undrawn capacity under its lines of credit and term loan. This significant reduction in outstanding debt has resulted in an improvement in the Company's leverage by meaningfully reducing near-term maturities and high-interest 1Per NAREIT based on data available since 2000, which can be found at: https://www.reit.com/data-research/reit-market-data/reit- capital-offerings

Page | 4 floating-rate debt. In aggregate, the pay downs will result in approximately $54 million in interest expense savings on an annualized basis. “After repaying approximately $721 million of indebtedness with the net proceeds from our January 2024 public equity offering, we estimate that we will be in the low 6x net-debt-to-adjusted-EBITDA range at March 31, 2024. As we look ahead, we will maintain a conservative approach to leverage, while being selective regarding external growth opportunities. The offering and debt repayment were transformative for our capital structure, and we believe that the embedded growth within our SHOP and ISHC segments will allow our leverage profile to continue to improve,” said Brian Peay, the Company’s Chief Financial Officer. Distribution As previously announced, the Company’s Board of Directors declared a regular quarterly cash distribution for the quarter ending March 31, 2024 of $0.25 per share of its common stock, Class T common stock and Class I common stock. The distribution is payable on or about April 19, 2024 to stockholders of record as of the close of business on March 28, 2024. Supplemental Information The Company has disclosed supplemental information regarding its portfolio, financial position and results of operations as of December 31, 2023 and for the quarter and year then ended, and certain other information, which is available on the Company's website at https://ir.americanhealthcarereit.com. Conference Call and Webcast Information The Company will host a webcast and conference call at 1:00 p.m. Eastern Time on March 22, 2023. During the conference call, Company executives will review fourth quarter and full year 2023 results, discuss recent events, and conduct a question-and-answer period. To join via webcast, investors may use the following link: https://events.q4inc.com/attendee/923600160. Alternatively, to join via telephone, please pre-register at the following link using the Conference ID 66737. A digital replay of the call will be available on our website at https://ir.americanhealthcarereit.com shortly after the conclusion of the call. Forward-Looking Statements Certain statements contained in this press release, including statements relating to the Company's expectations regarding its portfolio growth, interest expense savings, balance sheet, net income or loss per share, FFO per share, NFFO per share, total portfolio Same-Store NOI growth, occupancy, NOI growth, revenue growth and margin expansion may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends for all such forward-looking statements to be covered by the applicable safe harbor provisions for forward-looking statements contained in those acts. Such forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “can,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” “possible,” “initiatives,” “focus,” “seek,” “objective,” “goal,” “strategy,” “plan,” “potential,” “potentially,” “preparing,”

Page | 5 “projected,” “future,” “long-term,” “once,” “should,” “could,” “would,” “might,” “uncertainty,” or other similar words. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Any such forward-looking statements are based on current expectations, estimates and projections about the industry and markets in which the Company operates, and beliefs of, and assumptions made by, the Company's management and involve known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied therein, including, without limitation, risks disclosed in the Company's periodic reports filed with the Securities and Exchange Commission. Except as required by law, the Company does not undertake any obligation to update or revise any forward-looking statements contained in this release. About American Healthcare REIT, Inc. American Healthcare REIT, Inc. is a self-managed real estate investment trust that acquires, owns and operates a diversified portfolio of clinical healthcare real estate properties, focusing primarily on outpatient medical buildings, senior housing, skilled nursing facilities and other healthcare-related facilities. Its properties are located in 36 states, the United Kingdom and the Isle of Man. For additional information, please visit www.AmericanHealthcareREIT.com.

Page | 6 AMERICAN HEALTHCARE REIT, INC. CONSOLIDATED BALANCE SHEETS As of December 31, 2023 and 2022 (In thousands, except share and per share amounts) (Unaudited) December 31, 2023 2022 ASSETS Real estate investments, net $ 3,425,438 $ 3,581,609 Debt security investment, net 86,935 83,000 Cash and cash equivalents 43,445 65,052 Restricted cash 47,337 46,854 Accounts and other receivables, net 185,379 137,501 Identified intangible assets, net 180,470 236,283 Goodwill 234,942 231,611 Operating lease right-of-use assets, net 227,846 276,342 Other assets, net 146,141 128,446 Total assets $ 4,577,933 $ 4,786,698 LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY Liabilities: Mortgage loans payable, net $ 1,302,396 $ 1,229,847 Lines of credit and term loan, net 1,223,967 1,281,794 Accounts payable and accrued liabilities 242,905 243,831 Identified intangible liabilities, net 6,095 10,837 Financing obligations 41,756 48,406 Operating lease liabilities 225,502 273,075 Security deposits, prepaid rent and other liabilities 76,134 49,545 Total liabilities 3,118,755 3,137,335 Redeemable noncontrolling interests 33,843 81,598 Equity: Stockholders’ equity: Preferred stock, $0.01 par value per share; 200,000,000 shares authorized; none issued and outstanding — — Class T common stock, $0.01 par value per share; 200,000,000 shares authorized; 19,552,856 and 19,535,095 shares issued and outstanding as of December 31, 2023 and 2022, respectively 194 194 Class I common stock, $0.01 par value per share; 800,000,000 shares authorized; 46,673,320 and 46,675,367 shares issued and outstanding as of December 31, 2023 and 2022, respectively 467 467 Additional paid-in capital 2,548,307 2,540,424 Accumulated deficit (1,276,222) (1,138,304) Accumulated other comprehensive loss (2,425) (2,690) Total stockholders’ equity 1,270,321 1,400,091 Noncontrolling interests 155,014 167,674 Total equity 1,425,335 1,567,765 Total liabilities, redeemable noncontrolling interests and equity $ 4,577,933 $ 4,786,698

Page | 7 AMERICAN HEALTHCARE REIT, INC. CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS For the Years Ended December 31, 2023, 2022 and 2021 (In thousands, except share and per share amounts) (Unaudited) Years Ended December 31, 2023 2022 2021 Revenues and grant income: Resident fees and services $ 1,668,742 $ 1,412,156 $ 1,123,935 Real estate revenue 190,401 205,344 141,368 Grant income 7,475 25,675 16,951 Total revenues and grant income 1,866,618 1,643,175 1,282,254 Expenses: Property operating expenses 1,502,310 1,281,526 1,030,193 Rental expenses 57,475 59,684 38,725 General and administrative 47,510 43,418 43,199 Business acquisition expenses 5,795 4,388 13,022 Depreciation and amortization 182,604 167,957 133,191 Total expenses 1,795,694 1,556,973 1,258,330 Other income (expense): Interest expense: Interest expense (including amortization of deferred financing costs, debt discount/premium and loss on debt extinguishments) (163,191) (105,956) (80,937) (Loss) gain in fair value of derivative financial instruments (926) 500 8,200 Gain (loss) on dispositions of real estate investments, net 32,472 5,481 (100) Impairment of real estate investments (13,899) (54,579) (3,335) Impairment of intangible assets and goodwill (10,520) (23,277) — (Loss) income from unconsolidated entities (1,718) 1,407 (1,355) Gain on re-measurement of previously held equity interests 726 19,567 — Foreign currency gain (loss) 2,307 (5,206) (564) Other income 7,601 3,064 1,854 Total net other expense (147,148) (158,999) (76,237) Loss before income taxes (76,224) (72,797) (52,313) Income tax expense (663) (586) (956) Net loss (76,887) (73,383) (53,269) Net loss (income) attributable to noncontrolling interests 5,418 (7,919) 5,475 Net loss attributable to controlling interest $ (71,469) $ (81,302) $ (47,794) Net loss per Class T and Class I common share attributable to controlling interest — basic and diluted $ (1.08) $ (1.24) $ (0.95) Weighted average number of Class T and Class I common shares outstanding — basic and diluted 66,047,114 65,807,868 50,081,140 Net loss $ (76,887) $ (73,383) $ (53,269) Other comprehensive income (loss): Foreign currency translation adjustments 265 (724) (65) Total other comprehensive income (loss) 265 (724) (65) Comprehensive loss (76,622) (74,107) (53,334) Comprehensive loss (income) attributable to noncontrolling interests 5,418 (7,919) 5,582 Comprehensive loss attributable to controlling interest $ (71,204) $ (82,026) $ (47,752)

Page | 8 AMERICAN HEALTHCARE REIT, INC. FFO and Normalized FFO Reconciliation For the Years Ended December 31, 2023, 2022 and 2021 (In thousands, except share and per share amounts) (Unaudited) Years Ended December 31, 2023 2022 2021 Net loss $ (76,887) $ (73,383) $ (53,269) Depreciation and amortization related to real estate — consolidated properties 182,452 167,860 133,191 Depreciation and amortization related to real estate — unconsolidated entities 401 1,102 3,116 Impairment of real estate investments — consolidated properties 13,899 54,579 3,335 (Gain) loss on dispositions of real estate investments, net — consolidated properties (32,472) (5,481) 100 Net loss (income) attributable to noncontrolling interests 5,418 (7,919) 5,475 Gain on re-measurement of previously held equity interests (726) (19,567) — Depreciation, amortization, impairments, net gain/loss on dispositions and gain on re-measurements — noncontrolling interests (26,518) (22,614) (22,270) NAREIT FFO attributable to controlling interest $ 65,567 $ 94,577 $ 69,678 Business acquisition expenses $ 5,795 $ 4,388 $ 13,022 Amortization of above- and below-market leases 9,744 2,596 953 Amortization of closing costs — debt security investments 278 237 201 Change in deferred rent 1,149 (3,355) (20) Non-cash impact of changes to equity instruments 5,621 3,909 1,008 Capitalized interest (163) (150) (628) Loss on debt extinguishments 345 5,166 2,655 Loss (gain) in fair value of derivative financial instruments 926 (500) (8,200) Foreign currency (gain) loss (2,307) 5,206 564 Impairment of intangible assets and goodwill 10,520 23,277 — Adjustments for unconsolidated entities (321) 113 573 Adjustments for noncontrolling interests (4,786) (3,530) (1,653) Normalized FFO attributable to controlling interest $ 92,368 $ 131,934 $ 78,153 Weighted average Class T and Class I common shares outstanding — basic and diluted 66,047,114 65,807,868 50,081,140 Net loss per Class T and Class I common share attributable to controlling interest — basic and diluted $ (1.08) $ (1.24) $ (0.95) NAREIT FFO per Class T and Class I common share attributable to controlling interest — basic and diluted $ 0.99 $ 1.44 $ 1.39 Normalized FFO per Class T and Class I common share attributable to controlling interest — basic and diluted $ 1.40 $ 2.00 $ 1.56

Page | 9 AMERICAN HEALTHCARE REIT, INC. FFO and Normalized FFO Reconciliation For the Three Months Ended December 31, 2023 and 2022 (In thousands, except share and per share amounts) (Unaudited) Three Months Ended December 31, 2023 2022 Net loss $ (30,959) $ (49,300) Depreciation and amortization related to real estate — consolidated properties 43,922 45,220 Depreciation and amortization related to real estate — unconsolidated entities 147 59 Impairment of real estate investments — consolidated properties 1,389 15,388 Gain on dispositions of real estate investments, net — consolidated properties (2,695) (2,685) Net loss attributable to noncontrolling interests 3,534 1,769 Depreciation, amortization, impairments, net gain on dispositions — noncontrolling interests (6,846) (7,704) NAREIT FFO attributable to controlling interest $ 8,492 $ 2,747 Business acquisition expenses $ 3,551 $ 2,227 Amortization of above- and below-market leases (2,489) 692 Amortization of closing costs – debt security investments 74 63 Change in deferred rent (89) (22) Non-cash impact of changes to equity instruments 1,377 1,250 Capitalized interest (36) (28) Loss on debt extinguishments — 128 Loss in fair value of derivative financial instruments 9,126 — Foreign currency gain (1,935) (3,483) Impairment of intangible assets and goodwill 10,520 23,277 Adjustments for unconsolidated entities 38 (49) Adjustments for noncontrolling interests (3,810) (1,452) Normalized FFO attributable to controlling interest $ 24,819 $ 25,350 Weighted average Class T and Class I common shares outstanding — basic and diluted 66,079,343 66,023,570 Net loss per Class T and Class I common share attributable to controlling interest — basic and diluted $ (0.42) $ (0.72) NAREIT FFO per Class T and Class I common share attributable to controlling interest — basic and diluted $ 0.13 $ 0.04 Normalized FFO per Class T and Class I common share attributable to controlling interest — basic and diluted $ 0.38 $ 0.38

AMERICAN HEALTHCARE REIT, INC.

Cash NOI Reconciliation

For the Three Months Ended and Years Ended December 31, 2023 and 2022

(In thousands) (Unaudited)

	Three Months Ended December 31,		Year Ended December 31,	
	2023	2022	2023	2022
Net loss	$ (30,959)	$ (49,300)	$ (76,887)	$ (73,383)
General and administrative	11,341	11,745	47,510	43,418
Business acquisition expenses	3,551	2,227	5,795	4,388
Depreciation and amortization	43,960	45,253	182,604	167,957
Interest expense	41,185	34,762	163,191	105,956
Loss (gain) in fair value of derivative financial instrument	9,126	—	926	(500)
Gain on dispositions of real estate investments	(2,695)	(2,685)	(32,472)	(5,481)
Impairment of real estate investments	1,389	15,388	13,899	54,579
Impairment of intangible assets and goodwill	10,520	23,277	10,520	23,277
Loss (income) from unconsolidated entities	794	273	1,718	(1,407)
Gain on re-measurement of previously held equity interest	—	—	(726)	(19,567)
Foreign currency (gain) loss	(1,935)	(3,483)	(2,307)	5,206
Other income	(1,649)	(665)	(7,601)	(3,064)
Income tax (benefit) expense	(112)	87	663	586
Total NOI	$ 84,516	$ 76,879	$ 306,833	$ 301,965
Grant Income	(30)	(2,959)	(7,475)	(25,675)
Total NOI (excluding Grant Income)	$ 84,486	$ 73,920	$ 299,358	$ 276,290
Straight line rent	(584)	(1,110)	(3,481)	(6,522)
Facility rental expense	8,774	9,248	37,025	25,155
Other non-cash adjustments	(2,397)	714	9,946	3,052
COVID subsidy	—	—	(171)	—
Consolidated Cash NOI	$ 90,279	$ 82,772	$ 342,677	$ 297,975
Cash NOI attributable to noncontrolling interests [1]	(13,439)	(11,804)	(48,724)	(39,084)
Pro-Rata Cash NOI	$ 76,840	$ 70,968	$ 293,953	$ 258,891

(1) All quarters are based upon current quarter's ownership percentage.

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AMERICAN HEALTHCARE REIT, INC.

Same-Store NOI Reconciliation
For the Three Months Ended and Years Ended December 31, 2023 and 2022
(In thousands) (Unaudited)

	Three Months Ended December 31,		Year Ended December 31,	
	2023	2022	2023	2022
ISHC				
Cash NOI	$ 37,431	$ 32,859	$ 135,598	$ 108,376
New acquisitions/dispositions/transitions	(12,385)	(10,872)	(46,204)	(29,943)
Same-Store NOI	$ 25,046	$ 21,987	$ 89,394	$ 78,433
Outpatient Medical				
Cash NOI	$ 20,813	$ 22,558	$ 87,993	$ 89,807
New acquisitions/dispositions/transitions	(1)	(2,205)	(4,643)	(9,028)
Other normalizing adjustments	—	—	—	(39)
Same-Store NOI	$ 20,812	$ 20,353	$ 83,350	$ 80,740
SHOP				
Cash NOI	$ 6,461	$ 2,684	$ 20,045	$ 9,358
New acquisitions/dispositions/transitions	(2,336)	184	(3,793)	3,760
Non-Core Properties	115	176	242	831
Other normalizing adjustments	171	—	758	(387)
Same-Store NOI	$ 4,411	$ 3,044	$ 17,252	$ 13,562
Triple-Net Leased Properties				
Cash NOI	$ 12,135	$ 12,867	$ 50,317	$ 51,350
Debt security investment	(2,011)	(1,944)	(8,040)	(7,818)
New acquisitions/dispositions/transitions	(545)	(1,668)	(4,541)	(6,542)
Same-Store NOI	$ 9,579	$ 9,255	$ 37,736	$ 36,990
Total				
Cash NOI	$ 76,840	$ 70,968	$ 293,953	$ 258,891
Debt security investment	(2,011)	(1,944)	(8,040)	(7,818)
New acquisitions/dispositions/transitions	(15,267)	(14,561)	(59,181)	(41,753)
Non-Core Properties	115	176	242	831
New acquisitions/dispositions/transitions	171	—	758	(426)
Same-Store NOI	$ 59,848	$ 54,639	$ 227,732	$ 209,725

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AMERICAN HEALTHCARE REIT, INC.

Same-Store Revenue Reconciliation
For the Three Months Ended and Years Ended December 31, 2023 and 2022
(In thousands) (Unaudited)

	Three Months Ended December 31,		Year Ended December 31,	
	2023	2022	2023	2022
ISHC				
GAAP revenue and Grant Income	$ 384,993	$ 360,279	$ 1,489,355	$ 1,279,485
Grant Income	(30)	(2,959)	(7,475)	(24,820)
Cash revenue attributable to noncontrolling interest (1)	(99,846)	(92,675)	(384,347)	(325,416)
Cash revenue	285,117	264,645	1,097,533	929,249
Revenue attributable to non-Same-Store properties	(135,193)	(123,135)	(516,746)	(400,298)
Same-Store revenue	$ 149,924	$ 141,510	$ 580,787	$ 528,951
Outpatient Medical				
GAAP revenue	$ 36,257	$ 36,919	$ 146,068	$ 148,717
Straight line rent	(291)	(382)	(1,320)	(3,292)
Other non-cash adjustments	(2,995)	(113)	(3,349)	(469)
Cash revenue attributable to noncontrolling interest (1)	(156)	(139)	(592)	(535)
Cash revenue	32,815	36,285	140,807	144,421
Revenue attributable to non-Same-Store properties	(32)	(3,914)	(8,201)	(15,886)
Other normalizing revenue adjustments	—	—	—	(104)
Same-Store revenue	$ 32,783	$ 32,371	$ 132,606	$ 128,431
SHOP				
GAAP revenue and Grant Income	$ 48,321	$ 41,331	$ 186,862	$ 158,346
Grant Income	—	—	—	(855)
Cash revenue attributable to noncontrolling interest (1)	(271)	(409)	(1,287)	(1,612)
Cash revenue	48,050	40,922	185,575	155,879
Revenue attributable to non-Same-Store properties	(14,059)	(9,212)	(53,624)	(30,983)
Revenue attributable to Non-Core Properties	(539)	(285)	(1,923)	(934)
Other normalizing revenue adjustments	—	—	(30)	66
Same-Store revenue	$ 33,452	$ 31,425	$ 129,998	$ 124,028
Triple-Net Leased Properties				
GAAP revenue	$ 13,010	$ 14,054	$ 44,333	$ 56,627
Straight line rent	(293)	(728)	(2,161)	(3,230)
Other non-cash adjustments	206	460	11,833	1,820
Cash revenue attributable to noncontrolling interest (1)	(186)	(181)	(738)	(720)
Cash revenue	12,737	13,605	53,267	54,497
Debt security investment	(2,011)	(1,944)	(8,040)	(7,818)
Revenue attributable to non-Same-Store properties	(572)	(1,891)	(5,113)	(7,251)
Other normalizing revenue adjustments	—	—	—	(178)
Same-Store revenue	$ 10,154	$ 9,770	$ 40,114	$ 39,250

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Page | 13 AMERICAN HEALTHCARE REIT, INC. Same-Store Revenue Reconciliation For the Three Months Ended and Years Ended December 31, 2023 and 2022 (In thousands) (Unaudited) Three Months Ended December 31, Year Ended December 31, 2023 2022 2023 2022 Total GAAP revenue and Grant Income $ 482,581 $ 452,583 $ 1,866,618 $ 1,643,175 Straight line rent (584) (1,110) (3,481) (6,522) Other non-cash adjustments (2,789) 347 8,484 1,351 Grant Income (30) (2,959) (7,475) (25,675) Cash revenue attributable to noncontrolling interest (1) (100,459) (93,404) (386,964) (328,283) Cash revenue 378,719 355,457 1,477,182 1,284,046 Debt security investment (2,011) (1,944) (8,040) (7,818) Revenue attributable to non-Same-Store properties (149,856) (138,152) (583,684) (454,418) Revenue attributable to Non-Core Properties (539) (285) (1,923) (934) Other normalizing revenue adjustments — — (30) (216) Same-Store revenue $ 226,313 $ 215,076 $ 883,505 $ 820,660 ___________ (1) All quarters are based upon current quarter's ownership percentage.

Page | 14 AMERICAN HEALTHCARE REIT, INC. Earnings Outlook Reconciliation For the Year Ending December 31, 2024 (In millions, except per share amounts) (Unaudited) Low High Net (loss) income attributable to common stockholders $ (4.15) $ 3.19 Depreciation and amortization(1) 147.26 147.26 NAREIT FFO attributable to common stockholders $ 143.11 $ 150.45 Amortization other intangible assets(1) $ 1.66 $ 1.66 Change in deferred rent(1) (0.42) (0.42) Non-cash impact of changes to equity plan(1) 6.04 6.04 Other adjustments (0.80) (0.80) Normalized FFO attributable to common stockholders $ 149.58 $ 156.92 NAREIT FFO per common share $ 1.13 $ 1.19 Normalized FFO per common share $ 1.18 $ 1.24 Total Portfolio Same-Store NOI growth 5.00% 7.00% (1) Amounts presented net of noncontrolling interests' share and AHR's share of unconsolidated entities. The Company does not provide guidance for the most comparable GAAP financial measures of total revenues and property operating and maintenance expenses. Additionally, a reconciliation of the forward-looking non-GAAP financial measures of Same-Store NOI growth to the comparable GAAP financial measures cannot be provided without unreasonable effort because the Company is unable to reasonably predict certain items contained in the GAAP measures, including non-recurring and infrequent items that are not indicative of the Company's ongoing operations. Such items include, but are not limited to, impairment on depreciated real estate assets, net (gain)/loss on sale of previously depreciated real estate assets, stock-based compensation, casualty loss, non-Same-Store revenues, and non-Same-Store operating expenses. These items are uncertain, depend on various factors, and could have a material impact on the Company's GAAP results for the guidance period.

Page | 15 Definitions Adjusted EBITDA: Adjusted EBITDA is defined as EBITDA excluding the impact of stock-based compensation expense, acquisition and pursuit costs, gain (loss) on sales of real estate, unrealized foreign currency gain (loss), change in fair value of financial instruments, impairment of real estate assets, lease termination revenue, non-recurring items, and adjusted for non-controlling interest. Affiliated: means an OM (as defined on the next page) that, as of a specified date, has 25.0% or more of its square footage occupied by at least one healthcare system. AL: refers to assisted living units. Annualized Adjusted EBITDA: current period (shown as quarterly) EBITDA multiplied by 4. Annualized Base Rent or ABR: contractual base rent for the last month of the applicable period multiplied by 12. Cash NOI: Cash NOI is defined as NOI but excluding the impact of, without duplication, (1) non-cash items such as straight-line rent and the amortization of lease intangibles, (2) third party facility rent payments and (3) other items set forth in the Cash NOI reconciliation included herein. Both Cash NOI and Same-Store NOI include ownership and other adjustments. EBITDA: EBITDA is a non-GAAP financial measure that is defined as earnings before interest, taxes, depreciation, and amortization. EBITDAR: Earnings before interest, taxes, depreciation, amortization and facilities rent. We use unaudited, periodic financial information provided solely by tenants to calculate EBITDAR and have not independently verified the information. EBITDAR Coverage: represents the ratio of EBITDAR to contractual rent for leases or interest and principal payments for loans. EBITDAR Coverage is a measure of a property’s ability to generate sufficient cash flows for the operator/borrower to pay rent and meet other obligations. EBITDARM: Earnings before interest, taxes, depreciation, amortization, rent and management fees. We use unaudited, periodic financial information provided solely by tenants to calculate EBITDARM and have not independently verified the information. EBITDARM Coverage: represents the ratio of EBITDARM to contractual rent for leases or interest and principal payments for loans. EBITDARM coverage is a measure of a property’s ability to generate sufficient cash flows for the operator/borrower to pay rent and meet other obligations, assuming that management fees are not paid. GAAP revenue: revenue recognized in accordance with Generally Accepted Accounting Principles (“GAAP”), which includes straight line rent and other non-cash adjustments. GLA: gross leasable area. Grant Income: stimulus funds granted to us through various federal and state government programs, such as the CARES Act, established for eligible healthcare providers to preserve liquidity in response to lost revenues and/or increased healthcare expenses associated with the COVID-19 pandemic; such grants are not loans and, as such, are not required to be repaid, subject to certain conditions.

Page | 16 Hospital: hospital properties typically will include acute care, long term acute care, specialty and rehabilitation hospitals and generally will be leased to single tenants or operators under triple-net lease structures. IL: refers to independent living units. Integrated senior health campuses or ISHC: Integrated senior health campuses include a range of senior care, including independent living, assisted living, memory care, skilled nursing services, and certain ancillary businesses. Integrated Senior Health Campuses are predominantly operated utilizing a RIDEA structure. Maintenance Capex: AHR-invested capital expenditures, whether routine or non-routine (including second generation tenant incentives and leasing commissions), that extend the useful life of a property but are not expected to generate incremental income for the Company. MC: refers to memory-care units. NAREIT FFO or FFO: funds from operations attributable to controlling interest is a non-GAAP financial measure, consistent with the standards established by the White Paper on FFO approved by the Board of Governors of NAREIT (the “White Paper”). The White Paper defines FFO as net income (loss) computed in accordance with GAAP, excluding gains or losses from sales of certain real estate assets, gains or losses upon consolidation of a previously held equity interest, and impairment write downs of certain real estate assets and investments, plus depreciation and amortization related to real estate, and after adjustments for unconsolidated partnerships and joint ventures. While impairment charges are excluded from the calculation of FFO as described above, investors are cautioned that impairments are based on estimated future undiscounted cash flows. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO. NAV: Net asset value. Net Debt: Total long-term debt, excluding operating lease liabilities, less cash and cash equivalents and restricted cash pertaining to debt. NOI: Net operating income is a non-GAAP financial measure that is defined as net income (loss), computed in accordance with GAAP, generated from properties before general and administrative expenses, business acquisition expenses, depreciation and amortization, interest expense, gain or loss on dispositions, impairment of real estate investments, impairment of goodwill, income or loss from unconsolidated entities, gain on re-measurement of previously held equity interest, foreign currency gain or loss, other income, and income tax benefit or expense. Non-Core Properties: assets that have been deemed not essential to generating future economic benefit or values to our day-to-day operations and/or are scheduled for closure or to be sold. Normalized FFO attributable to controlling interest or NFFO: Normalized FFO attributable to controlling interest is defined as FFO further adjusted for the following items included in the determination of GAAP net income (loss): expensed acquisition fees and costs, which we refer to as business acquisition expenses; amounts relating to changes in deferred rent and amortization of above and below-market leases (which are adjusted in order to reflect such payments from a GAAP accrual basis); the non-cash impact of changes to our equity instruments; non-cash or non-recurring income or expense; the noncash effect of income tax benefits or expenses; capitalized interest; impairment of

Page | 17 goodwill; amortization of closing costs on debt investments; mark-to-market adjustments included in net income (loss); gains or losses included in net income (loss) from the extinguishment or sale of debt, hedges, foreign exchange, derivatives or securities holdings where trading of such holdings is not a fundamental attribute of the business plan; and after adjustments for consolidated and unconsolidated partnerships and joint ventures, with such adjustments calculated to reflect Normalized FFO on the same basis. Occupancy: OM occupancy represents the percentage of total rentable square feet leased and occupied, including month-to-month leases, as of the date reported. Occupancy for all other property types represents average quarterly operating occupancy based on the most recent quarter of available data. The company uses unaudited, periodic financial information provided solely by tenants to calculate occupancy and has not independently verified the information. Occupancy metrics are reflected at our pro rata share. OM: Outpatient Medical Buildings. OP unit: units of limited partnership interest in the Operating Partnership, which are redeemable for cash or, at our election, shares of our common stock on a one-for-one basis, subject to certain adjustments. Operating Partnership: means American Healthcare REIT Holdings, LP, a Delaware limited partnership, through which we conduct substantially all of our business and of which Continental Merger Sub, LLC, a Delaware limited liability company and our wholly-owned subsidiary, is the sole general partner. Pro-Rata: As of December 31, 2023, we owned and/or operated our 125 integrated senior health campuses through entities of which we owned 74.1% of the ownership interests and 10 other buildings through entities of which we owned 86.0% to 98.0% of the ownership interests. Because we have a controlling interest in these entities, these entities and the properties these entities own are consolidated in our financial statements in accordance with GAAP. However, while such properties are presented in our financial statements on a consolidated basis, we are only entitled to our pro rata share of the net cash flows generated by such properties. As a result, we have presented certain property information in this supplemental presentation based on our pro rata ownership interest as of the applicable date in properties included in these entities and not on a consolidated basis. In such instances, information is noted as being presented on a “pro-rata share” basis. RevPOR: Revenue per occupied room. RevPOR is calculated as total revenue generated by occupied rooms divided by the number of occupied rooms. RIDEA: used to describe properties within the portfolio that utilize the RIDEA structure as described in “RIDEA structure”. RIDEA structure: a structure permitted by the REIT Investment Diversification and Empowerment Act of 2007, pursuant to which we lease certain healthcare real estate properties to a wholly-owned taxable REIT subsidiary (TRS), which in turn contracts with an eligible independent contractor (EIK) to operate such properties for a fee. Under this structure, the EIK receives management fees, and the TRS receives revenue from the operation of the healthcare real estate properties and retains, as profit, any revenue remaining after payment of expenses (including intercompany rent paid to us and any taxes at the TRS level) necessary to operate the property. Through the RIDEA structure, in addition to

Page | 18 receiving rental revenue from the TRS, we retain any after-tax profit from the operation of the healthcare real estate properties and benefit from any improved operational performance while bearing the risk of any decline in operating performance at the properties. Same-Store or SS: Properties owned and consolidated the full period in both comparison periods and that are not otherwise excluded. Properties are excluded from same-store if they are: (1) sold, classified as held for sale or properties whose operations were classified as discontinued operations in accordance with GAAP; (2) impacted by materially disruptive events such as flood or fire for an extensive period of time; or (3) and properties that are scheduled to undergo major expansions/renovation, business model transitions, or have transitioned business models after the start of the prior comparison period. Same-Store NOI or SS NOI: is defined as Cash NOI for our Same-Store properties. Same-Store NOI is used to evaluate the operating performance of our properties using a consistent population which controls for changes in the composition of our portfolio. Both Cash NOI and Same-Store NOI include ownership and other adjustments. Senior Housing-Leased: Senior housing facilities cater to different segments of the elderly population based upon their personal needs, and include assisted living, memory care, and independent living. Residents of assisted living facilities typically require limited medical care and need assistance with eating, bathing, dressing, and/or medication management and those services can be provided by staff at the facility. Resident programs offered at such facilities may include transportation, social activities, and exercise and fitness programs. Our Senior Housing-Leased properties are triple-net leased. SHOP: senior housing operating properties. SNFs: skilled nursing facilities. SOFR: The Secured Overnight Financing Rate (SOFR) is a broad measure of the cost of borrowing cash overnight collateralized by Treasury securities. SOFR as it relates to the Company is used as the benchmark rate for its floating-rate debt obligations. Square Feet or Sq. Ft.: Net rentable square feet calculated utilizing Building Owners and Managers Association measurement standards. Total Debt: The principal balances of the Company’s revolving credit facility, term loans, and secured indebtedness as reported in the Company’s consolidated financial statements. Trilogy: Trilogy Investors, LLC, one of our consolidated joint ventures, in which we indirectly owned a 74.1% interest as of December 31, 2023. Triple-net leased: a lease where the tenant is responsible for making rent payments, maintaining the leased property and paying property taxes and other expenses. Yield on cost: annualized in-place Cash NOI or EBITDAR divided by the aggregate investment cost and any debt being assumed.